                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                              INSTRON CORPORATION
                (Name of Registrant as Specified In Its Charter)

                              INSTRON CORPORATION
                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

    2) Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    4) Proposed maximum aggregate value of transaction:

    5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    2) Form, Schedule or Registration Statement No.:

    3) Filing Party:

    4) Date Filed:

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

                                 [INSTRON LOGO]

                            NOTICE OF ANNUAL MEETING

                                                           Canton, Massachusetts

                                                                  April 13, 1998

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Instron Corporation (the "Corporation") will be held at Boston EquiServe, 150 Royall Street, Canton, Massachusetts on Wednesday, May 13, 1998 at 10:00 a.m. for the following purposes:

          1. To elect a class of Directors (3 persons) to serve until the 2001 Annual Meeting of Stockholders; and

          2. To consider and act upon any other matters which may properly come before the Annual Meeting and any adjournments or postponements thereof.

     The Board of Directors has fixed March 20, 1998 as the record date for the Annual Meeting. Only stockholders of record at the close of business on that date are entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof.

                                          By Order of the Board of Directors,

                                          JILL E. PEEBLES, Secretary and Clerk

     REGARDLESS OF HOW MANY SHARES YOU OWN, IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING. WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE ANNUAL MEETING, PLEASE SIGN, DATE AND PROMPTLY MAIL THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE PAID ENVELOPE.

                              INSTRON CORPORATION
                               100 ROYALL STREET
                          CANTON, MASSACHUSETTS 02021
                                 (781) 828-2500

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                     TO BE HELD ON WEDNESDAY, MAY 13, 1998

ANNUAL MEETING

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Instron Corporation, a Massachusetts corporation (the "Corporation"), for the Annual Meeting of Stockholders of the Corporation to be held on Wednesday, May 13, 1998 at 10:00 a.m. at Boston EquiServe, 150 Royall Street, Canton, Massachusetts and any adjournments or postponements thereof. At the Annual Meeting, stockholders will consider the matters set forth in the accompanying Notice of Annual Meeting.

RECORD DATE

     This Proxy Statement, the accompanying Notice of Annual Meeting and proxy card are first being sent to stockholders on or about April 13, 1998. The Board of Directors has fixed the close of business on March 20, 1998 as the record date for determining the stockholders entitled to notice of, and to vote at, this meeting and any adjournments or postponements thereof. On that date, there were outstanding 6,771,996 shares of the Corporation's common stock, $1.00 par value (the "Common Stock"), and stockholders are entitled to one vote for each share held by them.

PROXIES

     THE STOCKHOLDERS OF THE CORPORATION ARE REQUESTED TO SIGN, DATE AND PROMPTLY MAIL THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE PAID ENVELOPE.

     Common Stock represented by properly executed proxies received by the Corporation and not revoked will be voted at the Annual Meeting in accordance with the instructions marked thereon. If the proxy card is properly executed and no choice is specified with respect to any matter, the proxy will be voted in accordance with the recommendation of the Board of Directors with respect to such matter. The Board recommends a vote "FOR" the election of the three nominees of the Board of Directors. In addition, the proxy card authorizes the proxy holders to vote, in their discretion, upon such other business as may properly come before the meeting and any adjournments or postponements thereof. The Board is not aware of any other matters which may come before the Annual Meeting other than those described in this Proxy Statement. If any other matters shall properly come before the Annual Meeting or any adjournments or postponements thereof, proxies will be voted in accordance with the best judgment of the proxy holders.

     The presence of a stockholder at the Annual Meeting will not automatically revoke a stockholder's proxy. A stockholder may, however, revoke a proxy at any time prior to the voting thereof on any matter by filing with the Clerk of the Corporation a written notice of revocation, or by delivering to the Corporation a duly executed proxy bearing a later date, or by attending the annual meeting and voting in person. The cost of soliciting proxies will be borne by the Corporation. Officers, Directors and other employees of the Corporation (who will not receive additional compensation for doing so) may solicit proxies by mail, telephone, facsimile, in person or by other means. The Corporation may also request persons, firms and corporations holding shares in their names or in the names of their nominees, which shares are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners. The Corporation may reimburse such holders for their reasonable expenses.

                                   PROPOSAL 1

                        ELECTION OF A CLASS OF DIRECTORS

     The Corporation's Board of Directors is divided into three classes, two of which consist of three directors (Classes II and III) and one of which consists of two directors (Class I). One class of Directors is elected each year to serve for a three year term. Class III Directors will be elected at the 1998 Annual Meeting of Stockholders; Class I Directors were elected at the 1996 Annual Meeting of Stockholders; and Class II Directors were elected at the 1997 Annual Meeting of Stockholders. In each case, members of each class will hold office until their successors have been duly elected and qualified.

     The nominees for Class III Directors, Messrs. McConnell, Moore and Smith, are presently serving as Directors of the Corporation. Upon execution of the enclosed proxy, the persons named therein will vote for the election of each of the nominees for Class III Directors unless the proxy is marked otherwise or unless one or more nominees are unable or unwilling to serve. Each of the nominees has indicated his willingness to serve, if elected; however, if any nominee should be unable or unwilling to serve, the proxies may be voted for a substitute nominee designated by the Board of Directors or the Board of Directors may reduce the number of Directors.

                       INFORMATION REGARDING THE BOARD OF
                       DIRECTORS' NOMINEES AND DIRECTORS

     The following sets forth information, including principal occupation and business experience for the past five years, regarding Messrs. McConnell, Moore and Smith, the Board of Directors' nominees for election as Directors, as well as each Director whose term is not scheduled to expire until the 1999 or 2000 Annual Meeting of Stockholders. Information with respect to the number of shares of Common Stock beneficially owned by each Director, directly or indirectly, as of December 31, 1997, appears under the heading "Security Ownership of Certain Beneficial Owners and Management."

NOMINEES FOR CLASS III DIRECTORS (TERMS EXPIRING AT THE 2001 MEETING)

     JAMES M. MCCONNELL, age 57, has been a Director, as well as President and Chief Executive Officer, of the Corporation since April 1990. He was formerly employed by Automatic Switch Company, a wholly owned subsidiary of Emerson Electric Co., where he served as President and Chief Executive Officer from 1987 through 1990. He is also a Director of ESCO Electronics Corporation.

     DENNIS J. MOORE, age 59, has been a Director of the Corporation since 1994. Mr. Moore is Chairman and Chief Executive Officer of ESCO Electronics Corporation (diversified producer of defense systems and commercial products). From 1990 to 1992 he was President and Chief Operating Officer of ESCO.

     JOHN F. SMITH, age 63, has been a Director of the Corporation since 1994. Mr. Smith was formerly employed by Digital Equipment Corporation where he served as Senior Vice President and Chief Operating Officer. Mr. Smith is President of PerSeptive Biosystems, Inc. (analytical instruments) and from 1990 to 1995 he was President of Mycos International (construction). He is also a Director of Sequoia Systems, PerSeptive Biosystems, Hadco Corporation and ANSYS Corporation.

CLASS I DIRECTORS (TERMS EXPIRE AT THE 1999 MEETING)

     GEORGE S. BURR, age 80, has been a Director of the Corporation since 1946. Mr. Burr is retired and currently serves as Vice Chairman of the Board of the Corporation.

     JOHN W. LACEY, age 67, has been a Director of the Corporation since 1987. Mr. Lacey is retired from Control Data Corp. where he served as Executive Vice President. Mr. Lacey is also a Director of LSC Corporation.

CLASS II DIRECTORS (TERMS EXPIRE AT THE 2000 MEETING)

     HAROLD HINDMAN, age 80, has been a Director of the Corporation since 1946. Mr. Hindman is retired and currently serves as Chairman of the Board. Prior to April 1990, Mr. Hindman was Chairman of the Board and Chief Executive Officer of the Corporation.

     RICHARD W. YOUNG, age 71, has been a Director of the Corporation since 1983. Dr. Young is retired from Mentor O&O, Inc. (ophthalmic devices) where he served as Chairman and Chief Executive Officer from 1985 to 1990. Dr. Young is also a Director of Mentor Corporation and Bay State Milling Co.

     SHELDON RUTSTEIN, age 63, has been a Director of the Corporation since 1994. Mr. Rutstein is retired from Raytheon Company where he served as Senior Vice President and Chief Financial Officer. Mr. Rutstein is currently a consultant to Raytheon Company and is also a Director of Bradlees Inc.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of December 31, 1997, information regarding the ownership of the Corporation's Common Stock by: (i) the stockholders known by the Corporation to be beneficial owners of more than five percent (5%) of the outstanding shares of Common Stock; (ii) each Director and nominee for Director; (iii) each executive officer named in the Summary Compensation Table below; and (iv) all Directors and executive officers of the Corporation as a group:

                                                              NUMBER OF SHARES
                                                                BENEFICIALLY        % OF SHARES
            NAME AND ADDRESS OF BENEFICIAL OWNER                  OWNED(1)          OUTSTANDING
            ------------------------------------              ----------------      -----------
David L. Babson & Co.(2)....................................       727,000             10.8%
  One Memorial Drive
  Cambridge, MA 02142

Dimensional Fund Advisors Inc.(3)...........................       501,700              7.4%
  1299 Ocean Avenue, 11th Floor
  Santa Monica, CA 90401

George S. Burr(4)...........................................       286,406              4.2%
Harold Hindman(5)...........................................       532,519              7.9%
John W. Lacey(6)............................................         2,000                +
James M. McConnell(7).......................................       380,595              5.6%
Dennis J. Moore.............................................         2,500                +
Sheldon Rutstein............................................            --               --
John F. Smith...............................................            --               --
Richard W. Young............................................        25,000                +
Linton A. Moulding(8).......................................        78,364              1.2%
Jonathan L. Burr(9).........................................       177,453              2.6%
Joseph E. Amaral(10)........................................        68,677              1.0%
Arthur D. Hindman(11).......................................        89,864              1.3%

All Directors and executive officers as a group (17
  persons)(12)..............................................     1,856,622             27.5%

---------------

   + Less than 1%.

 (1) Unless otherwise indicated, the Corporation believes that each of the stockholders listed above has sole voting and investment power with respect to the shares of Common Stock that are beneficially owned by them.

 (2) The number of shares beneficially owned is based on information as set forth on a Schedule 13G dated January 15, 1998. David L. Babson & Co. has sole voting and investment power with respect to 727,000 shares. David L. Babson & Co. is an investment counseling firm managing stock and bond portfolios for a variety of clients, ranging from large personal accounts to Fortune 500 and state government retirement funds.

 (3) The number of shares beneficially owned is based on information set forth on a Schedule 13G dated February 9, 1998. Dimensional Fund Advisors Inc. ("Dimensional") is a registered investment advisor. All of Dimensional's shares of Common Stock are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.

 (4) The number shown excludes 91,550 shares which are owned by Mr. Burr's wife, as to which Mr. Burr disclaims beneficial ownership.

 (5) The number shown excludes 60,863 shares which are owned by Mr. Hindman's wife, as to which Mr. Hindman disclaims beneficial ownership.

 (6) Mr. Lacey has sole voting and investment power with respect to 1,000 of these shares. The number shown also includes 1,000 shares held by Mr. Lacey's wife.

 (7) Mr. McConnell has sole voting and investment power with respect to 83,578 of these shares, which includes 4,095 shares allocated to Mr. McConnell's account pursuant to the 401(k) Plan. The number shown also includes 1,000 shares held jointly for the benefit of Mr. McConnell's daughter and 292,922 shares which Mr. McConnell has the right to acquire within 60 days of December 31, 1997 upon the exercise of stock options granted under the Corporation's stock option plans. The number shown excludes 1,000 shares held by Mr. McConnell's wife for the benefit of their daughter under the Uniform Gift to Minors Act.

 (8) Mr. Moulding has sole voting and investment power with respect to 31,067 of these shares, which includes 6,067 shares allocated to Mr. Moulding's account pursuant to the 401(k) Plan. The number shown also includes 9,297 shares held jointly with his wife and 38,000 shares which Mr. Moulding has the right to acquire within 60 days of December 31, 1997 upon the exercise of stock options granted under the Corporation's stock option plans.

 (9) Mr. Burr has sole voting and investment power with respect to 141,703 of these shares, which includes 3,239 shares allocated to Mr. Burr's account pursuant to the 401(k) Plan. The number shown also includes 35,750 shares which Mr. Burr has the right to acquire within 60 days of December 31, 1997 upon the exercise of stock options granted under the Corporation's stock option plans.

(10) Mr. Amaral has sole voting and investment power with respect to 32,108 of these shares, which includes 3,927 shares allocated to Mr. Amaral's account pursuant to the 401(k) Plan. The number shown also includes 36,569 shares which Mr. Amaral has the right to acquire within 60 days of December 31, 1997 upon the exercise of stock options granted under the Corporation's stock option plans.

(11) Mr. Hindman has sole voting and investment power with respect to 89,864 of these shares, which includes 7,453 shares allocated to Mr. Hindman's account pursuant to the 401(k) Plan. The number shown also includes 34,750 shares which Mr. Hindman has the right to acquire within 60 days of December 31, 1997 upon the exercise of stock options granted under the Corporation's stock option plans. The number shown excludes 39,950 shares held by Mr. Hindman for the benefit of his children and 1,000 shares which are owned by Mr. Hindman's wife, as to which Mr. Hindman disclaims beneficial ownership.

(12) Based on information provided by the Directors and executive officers of the Corporation, except for information concerning shares allocated to the accounts of such persons under the 401(k) Plan, which information was provided by the Trustee. The indicated ownership includes 514,336 shares which all executive officers as a group have a right to acquire within 60 days of December 31, 1997 upon the exercise of stock options granted under the Corporation's stock option plans.

     During 1997, the Board of Directors of the Corporation held seven meetings and acted by unanimous written consent on two occasions. Each of the Directors attended at least 75% of the aggregate number of meetings of the Board and of the committees of which he is a member. The Board has standing Audit and Compensation Committees and acts as a nominating committee.

     During 1997, the Audit Committee of the Board (the "Audit Committee") held three meetings. The current members of the Audit Committee are Messrs. Rutstein (Chairman), Lacey and Moore. The functions of the Audit Committee include making recommendations to the Board regarding the selection of the Corporation's independent accountants, reviewing the scope of the annual audit, reviewing fee arrangements for audit and non-audit services and receiving and reviewing the independent accountants' "management letters" and management's responses thereto. In addition, the Audit Committee approves all significant assignments of audit and other work, including tax engagements, performed by the independent accountants, and reports to the Board on the Audit Committee's activities and recommendations.

     During 1997, the Compensation Committee of the Board (the "Compensation Committee") held two meetings. The current members of the Compensation Committee are Messrs. Smith (Chairman) and Young. No member has served as an officer of the Corporation or has any other business relationship or affiliation with the Corporation, except his service as Director. The Compensation Committee recommends to the Board the remuneration arrangements for senior management and Directors and the adoption of compensation plans in which officers and other employees are eligible to participate. The Compensation Committee also selects the recipients and terms of the stock awards granted under the Corporation's stock option and stock incentive plans.

     The Corporation does not maintain a standing nominating committee. The Board selects nominees for election or re-election as Directors and officers. The Board will consider a nominee for election to the Board recommended by a stockholder of record if the stockholder submits the nomination in compliance with the advance notice and other requirements of the Corporation's By-Laws. See "Other Matters -- Proposals by Stockholders."

     Directors who are not employees of the Corporation currently earn a director's fee of $22,000 per year plus $500 for attendance at each meeting of the Board or any committee thereof. The Chairman of the Board receives a fee of $38,000 per year. The Chairman of the Board and the Chairman of each Committee also receive $1,000 for attendance at each meeting that they chair.

     The Corporation entered into a consulting agreement with Mr. Hindman effective January 1, 1994, pursuant to which Mr. Hindman agreed to provide consulting services to the Corporation for a period commencing January 1, 1994 and ending June 30, 1999. As compensation for such services, Mr. Hindman is entitled to receive an annual consulting fee of $80,000. The agreement can be terminated by Mr. Hindman upon 30 days prior written notice to the Corporation.

COMPENSATION COMMITTEE REPORT TO STOCKHOLDERS

  Compensation Philosophy

     The Compensation Committee establishes base salaries and performance compensation for executive officers and selects the recipients and terms of the stock awards granted under the Corporation's stock option and stock incentive plans. In determining the appropriate levels of compensation, the committee takes into consideration the recommendations of appropriate officials of the Corporation and independent professional compensation consultants.

     The Compensation Committee's executive compensation philosophy is to provide competitive levels of compensation, integrate management's pay with the achievement of the Corporation's annual and long-term performance goals, reward above average corporate performance, recognize individual initiative and achievement, and assist the Corporation in attracting and retaining qualified management.

     The Compensation Committee endorses the position that the executive officers should share in the risk of the business and, accordingly, a significant portion of each executive's compensation is at risk subject to individual and corporate performance and stock price appreciation.

  Executive Compensation

     Annual compensation for the Corporation's executives consists of three principal elements: base salary, performance compensation and stock awards.

  Base Salaries

     Base salaries for executive officers are targeted to equal 65-80% of total annual cash compensation and are determined by evaluating the responsibilities of the position held and the experience of the individual referenced to compensation surveys for executives at similar companies based on a variety of factors, including financial criteria and industrial classification.

     Salary adjustments are determined by evaluating the competitive marketplace, the performance of the Corporation, the performance of the executive and any change in responsibilities assumed by the executive. Salary adjustments are normally determined and made on an annual basis.

  Performance Compensation

     The Corporation's Incentive Compensation Program is intended to focus attention on annual performance goals which are tied directly to financial performance targets approved by the Board of Directors. The plan targets approximately 20-35% of the executive officer's annual cash compensation to be paid under this program. In the event the individual and the Corporation's goals are not reached, compensation is reduced accordingly; likewise, to the extent that individual and Corporation performance exceeds the plan, additional compensation is paid up to a predetermined maximum. Payments under this plan are determined and paid annually after the close of each fiscal year.

  Stock Awards

     The Corporation's stock incentive program is designed to reward long-term business success and develop a parallel interest between key employees and stockholders. The number of stock awards granted is generally intended to reflect the executive's current and anticipated contributions to the Corporation. During 1997, the Corporation granted stock awards to its executive officers in the form of restricted stock with vesting in year seven or sooner if certain financial targets are met. Stock award information with respect to executive officers is reflected in the tables included in this Proxy Statement.

  President and Chief Executive Officer 1997 Compensation

     In determining Mr. McConnell's base salary, performance compensation and stock awards for 1997, the Compensation Committee considered both the Corporation's overall performance and Mr. McConnell's individual performance by the same measures described above for determining executive officer compensation. Accordingly, Mr. McConnell's 1997 total annual compensation was $488,447 as compared to $414,008 and $330,846 for 1996 and 1995, respectively.

     In addition, the Compensation Committee recommended and the Board endorsed the granting to Mr. McConnell of a restricted stock award representing 50,000 shares of the Corporation's Common Stock subject to the vesting restrictions described above. The Compensation Committee considered the number of options held by Mr. McConnell at the time of grant and determined that this grant is consistent with the

Corporation's emphasis on long-term performance in that it ensures that Mr. McConnell's compensation is substantially dependent on long-term stock performance.

  Section 162(m) of the Internal Revenue Code

     The SEC requires that this report comment upon the Corporation's policy with respect to Section 162(m) of the Internal Revenue Code of 1986, as amended. This section generally limits the deductibility on the Corporation's tax return of compensation over $1 million to any of the named executive officers of the Corporation unless the compensation is paid pursuant to a plan which is performance-related, nondiscretionary and has been approved by the Corporation's stockholders. The Committee's policy with respect to Section 162(m) is to make every reasonable effort to ensure that compensation is deductible to the extent permitted and appropriate while simultaneously providing executives with appropriate rewards for their performance.

     This report was prepared by the Compensation Committee:

            John F. Smith, Chairman
            Dr. Richard W. Young

SUMMARY COMPENSATION TABLE

     The following table sets forth compensation awarded to, earned by, or paid to the Chief Executive Officer of the Corporation and the four other most highly compensated executive officers of the Corporation during each of the three years ended December 31, 1997, 1996 and 1995, for services rendered in all capacities to the Corporation and its subsidiaries during such periods. The Corporation has not granted stock appreciation rights to any of its executive officers for such periods. Information is furnished for each fiscal year during which such persons were executive officers.

                                                                         LONG-TERM
                                                                    COMPENSATION AWARDS
                                                ANNUAL          ----------------------------
                                             COMPENSATION         RESTRICTED      SECURITIES    ALL OTHER
                                         --------------------        STOCK        UNDERLYING   COMPENSATION
NAME AND PRINCIPAL POSITIONS       YEAR  SALARY($)   BONUS($)   AWARDS($)(1)(2)   OPTIONS(#)      ($)(3)
----------------------------       ----  ---------   --------   ---------------   ----------   ------------
James M. McConnell...............  1997   280,000    208,447        612,500           --          4,750
  President and Chief              1996   279,808    134,200           --           50,000        4,500
  Executive Officer                1995   258,846     72,000           --           50,000        4,500
Linton A. Moulding...............  1997   149,346     67,165        306,250           --          4,750
  Chief Financial Officer          1996   132,808     32,560           --           15,000        4,500
                                   1995   123,041     17,205           --           15,000        4,500
Jonathan L. Burr.................  1997   129,423     79,388        306,250           --           --
  Vice President -- Corporate      1996   114,808     29,526           --           15,000        3,833
  Director of Human Resources      1995   107,712     12,960           --           15,000        4,082
Joseph E. Amaral.................  1997   142,808     58,200        306,250           --          4,750
  Vice President and               1996   137,846     41,145           --           15,000        4,500
  General Manager --               1995   130,231     18,525           --           15,000        4,500
  North America Operations
Arthur D. Hindman................  1997   131,269     58,166        306,250           --          4,750
  Vice President and               1996   112,731     27,000           --           15,000        3,791
  General Manager --               1995   101,068     13,630           --           15,000        3,936
  Asia Pacific/Latin America

---------------
(1) Amount shown represents dollar value on the date of grant of restricted stock granted in each year.

(2) Mr. McConnell was awarded 50,000 shares and Messrs. Moulding, Burr, Amaral and Hindman were awarded 25,000 shares of common stock in the form of restricted stock on May 14, 1997, valued at $12.25 per share based on the closing stock price on such date of grant. Based on the December 31, 1997 closing stock price of $18.875, Mr. McConnell's shares of restricted stock had an aggregate value of $943,750 and Messrs. Moulding, Burr, Amaral and Hindman's shares of restricted stock had an aggregate value of $471,875. The restricted stock vests after seven years or sooner if certain financial targets are met or upon a change in control. Dividends on the restricted stock awards are paid at the same rate as paid to all stockholders.

(3) Amount shown represents matching contributions made under the Corporation's 401(k) Plan.

SEVERANCE AND OTHER AGREEMENTS

     During the past five years, the Corporation entered into Executive Severance Agreements (the "Agreements") with ten of its current executive officers and six additional key employees. Each Agreement, other than the one for Mr. McConnell, provides that the employee will receive severance benefits if the employment of the employee is terminated by the Corporation (other than for cause or by reason of his death, disability or retirement) or by the employee for Good Reason (as defined in the Agreements) within 24 months after a "Change in Control" (as such term is defined in the Agreements). Mr. McConnell's agreement provides that he will receive severance benefits if his employment is terminated for any reason within 24 months after a Change in Control. The Agreements generally provide for the following severance benefits: (i) a lump-sum payment equal to 200% (150% in the case of one executive officer) of the employee's "base amount," as such term is defined in Section 280G(b)(3) of the Internal Revenue Code of 1986, as amended (the "Code") and (ii) reimbursement of legal fees and expenses incurred by the employee in seeking to enforce his rights under his Agreement. The Agreements also provide that, subject to certain limitations, the Corporation will provide a "gross-up" payment to an executive officer if he becomes subject to an excise tax pursuant to Section 280G of the Code as a result of receiving change-in-control severance benefits (including the value of accelerated vesting of options and restricted stock).

PENSION PLANS

     The following table sets forth a range of estimated annual retirement benefits under the Corporation's U.S. Employees' Pension Plan (the "Pension Plan") for persons in the compensation and years of service classification specified.

                               PENSION PLAN TABLE

                                                ESTIMATED ANNUAL BENEFIT FOR YEARS OF SERVICE
                                          ----------------------------------------------------------
 AVERAGE ANNUAL                                                                             30 OR
COMPENSATION(1)                           10 YEARS    15 YEARS    20 YEARS    25 YEARS    MORE YEARS
---------------                           --------    --------    --------    --------    ----------
  $125,000..............................  $20,833     $31,250     $41,667     $52,083      $ 62,500
   150,000..............................   25,000      37,500      50,000      62,500        75,000
   175,000..............................   29,167      43,750      58,333      72,917        87,500
   200,000..............................   33,333      50,000      66,667      83,333       100,000

---------------

(1) Section 401(a)(17) of the Code limits the compensation taken into account in calculating an employee's retirement benefit. The limit for compensation paid in 1997 was $160,000.

     The calculation for retirement benefits under the Pension Plan is based on average annual compensation (which includes salary and performance compensation) for the highest five full consecutive twelve month periods out of the last ten full consecutive twelve month periods preceding retirement or termination of employment. As of December 31, 1997, Messrs. Amaral, Burr, Hindman, Moulding and McConnell were credited with 20, 18, 18, 13 and 8 years of service, respectively, under the Pension Plan. The estimated annual benefit for years of service in the table above is computed on the basis of payment of a straight life annuity at the normal retirement age of 65. The amounts in the table do not reflect plan offsets for certain benefits provided under the Corporation's former Employees' Profit Sharing Retirement Plan nor the required Pension Plan offsets for social security payments.

STOCK OPTION PLANS

     The following table sets forth certain information regarding options exercised in 1997 and options held at December 31, 1997 by the Corporation's executive officers named in the Summary Compensation Table. During the fiscal year ended December 31, 1997, no officer named in the Summary Compensation Table received any stock options.

             AGGREGATE EXERCISES AND FISCAL YEAR-END OPTION VALUES

                                                                                                  VALUE OF
                                                                NUMBER OF SECURITIES             UNEXERCISED
                                                               UNDERLYING UNEXERCISED           IN-THE-MONEY
                                                                  OPTIONS AT FISCAL              OPTIONS AT
                                                                     YEAR END(#)            FISCAL YEAR END($)(1)
                              SHARES ACQUIRED      VALUE      -------------------------   -------------------------
NAME                          ON EXERCISE(#)    REALIZED($)   EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
----                          ---------------   -----------   -------------------------   -------------------------
James M. McConnell..........      --               --              292,922/62,500            $2,540,519/$376,563
Linton A. Moulding..........      --               --               38,000/18,750               285,688/ 112,969
Jonathan L. Burr............      --               --               35,750/18,750               265,344/ 112,969
Joseph E. Amaral............     3,181           19,484             36,569/18,750               271,180/ 112,969
Arthur D. Hindman...........      --               --               34,750/18,750               257,219/ 112,969

---------------

(1) Represents the total gain which would be realized if all options, for which the December 31, 1997 stock price of $18.875 was greater than the exercise price, were exercised.

STOCK PERFORMANCE GRAPH

     Set forth below is a line graph comparing the yearly percentage change in the cumulative total stockholder return on the Corporation's Common Stock, based on the market price of the Corporation's Common Stock and assuming reinvestment of dividends, with the total return of companies within the Standard & Poor's 500 Stock Index and the Precision Instruments Industry Index prepared by Value Line, Inc. The calculation of total cumulative return assumes a $100 investment in the Corporation's Common Stock, the S&P 500 Index and the Precision Instruments Industry Index on December 31, 1992.


                                  [LINE CHART]

        Measurement Period                                 Standard & Poors      Precision
      (Fiscal Year Covered)           Instron Corporation       500             Instruments
            1992                           100.00              100.00              100.00
            1993                           112.46              110.09              133.59
            1994                           127.73              111.85              149.28
            1995                           139.58              153.80              234.05
            1996                           133.45              189.56              284.12
            1997                           199.76              252.82              323.17

CERTAIN TRANSACTIONS

     In March 1996, the Company made a loan to Mr. Moulding in the principal amount of $76,619 to enable him to exercise vested stock options. This loan bore interest at the rate of 7% per annum. In October 1997 this loan, which had an outstanding balance including principal and accrued interest charges of $85,053, was repaid in full by Mr. Moulding.

                                 OTHER MATTERS

QUORUM; STOCKHOLDER VOTE REQUIRED

     The presence, in person or by proxy, of at least a majority of the total number of outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. In accordance with the rules of the Securities and Exchange Commission (the "SEC"), a box and a designated space are provided on the enclosed proxy card for stockholders to mark if they wish to "withhold authority" to vote for any of the Corporation's nominees for Directors. In accordance with the Corporation's By-Laws and applicable state law, votes withheld for Directors' nominees, abstentions and "broker non-votes" (that is, shares represented at the meeting which are held by a broker or nominee and as to which (i) instructions have not been received from the beneficial owner or the person entitled to vote and (ii) the broker or nominee does not have discretionary voting power) shall be treated as shares that are present and entitled to vote for purposes of determining whether a quorum is present. The Corporation's By-Laws provide that the election of Directors shall be determined by a plurality of votes cast by stockholders, and thus shares represented by a proxy that withholds authority to vote for a particular nominee or nominees will have no effect on the outcome of voting for the election of Directors.

INDEPENDENT ACCOUNTANTS

     A representative of Coopers & Lybrand L.L.P., who have been the independent accountants for the Corporation since August 1992, and who have been appointed by the Board to serve in that capacity for 1998, is expected to be present at the Annual Meeting and will be given an opportunity to make a statement and will also be available to respond to appropriate questions.

PROPOSALS BY STOCKHOLDERS

     For a stockholder proposal to be included in the Corporation's Proxy Statement for the Corporation's 1999 Annual Meeting, it must be received at the principal executive offices of the Corporation on or before December 14, 1998. Such a proposal must comply with the requirements as to form and substance established by the SEC in order to be included in the Corporation's Proxy Statement.

     In addition, the Corporation's By-Laws provide that any stockholder of record wishing to have either a stockholder proposal considered at an Annual Meeting (other than a stockholder proposal included in the Corporation's Proxy Statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934) or a nominee considered for election to the Board must submit written notice of such proposal or nomination and appropriate supporting documentation in accordance with the provisions of the By-Laws. Pursuant to the By-Laws, such written notice and supporting documentation must be delivered to the Corporation at its principal executive offices, 100 Royall Street, Canton, Massachusetts 02021 not less than 75 days nor more than 120 days prior to the date of the scheduled annual meeting; provided, however, that in the event that less than 90 days notice or prior public disclosure of the scheduled date of the meeting is given or made to stockholders, notice by the stockholder must be received no later than the close of business on the 15th day following the day on which such notice of the scheduled date of the meeting was mailed or such disclosure was made, whichever first occurs.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     The Corporation's executive officers and Directors and beneficial owners of more than 10% of its Common Stock are required under Section 16(a) of the Securities Exchange Act of 1934 to file reports of ownership and changes in ownership with the SEC. Copies of those reports must also be furnished to the Corporation. Based solely on a review of the copies of reports furnished to the Corporation and written representations that no other reports were required, the Corporation believes that during its 1997 fiscal year no person who was a Director, executive officer or greater than 10% beneficial owner of the Corporation's Common Stock failed to file on a timely basis all reports required by Section 16(a) except as follows: the Statements of Changes in Beneficial Ownership on Form 4 for Harold Hindman, Chairman of the Board, reflecting the sale of shares of Common Stock in October of 1997 was inadvertently filed 3 days late.

     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AND VOTED AT THE ANNUAL MEETING. YOU ARE URGED TO SIGN, DATE AND PROMPTLY MAIL THE PROXY CARD IN THE ENCLOSED POSTAGE PAID ENVELOPE.

ISN29 F                           DETACH HERE
--------------------------------------------------------------------------------

                                     PROXY

                              INSTRON CORPORATION

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


    The undersigned hereby constitutes and appoints James M. McConnell, Linton
A. Moulding and John R. Barrett, and each of them, as proxies with full power to appoint his substitute and authorizes each of them to represent and to vote all shares of Common Stock of Instron Corporation held of record by the undersigned at the close of business on March 20, 1998, at the Annual Meeting of Stockholders of Instron Corporation to be held at Boston EquiServe, 150 Royall Street, Canton, Massachusetts, on Wednesday, May 13, 1998, at 10:00 a.m. (local time), and at any adjournments or postponements thereof.

    WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF THIS PROXY IS PROPERLY EXECUTED AND NO CHOICE IS SPECIFIED BY THE UNDERSIGNED STOCKHOLDER(S) WITH RESPECT TO ANY MATTER, THE PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS WITH RESPECT TO SUCH MATTER. THE BOARD RECOMMENDS A VOTE "FOR" THE ELECTION OF THE THREE NOMINEES OF THE BOARD OF DIRECTORS LISTED IN PROPOSAL 1. A STOCKHOLDER WISHING TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATION NEED ONLY SIGN AND DATE THIS PROXY ON THE REVERSE SIDE AND RETURN IT IN THE ENCLOSED ENVELOPE.

    The undersigned hereby acknowledges receipt of the Notice and Proxy Statement for the 1998 Annual Meeting of Stockholders and hereby revokes any proxy or proxies heretofore given.

-------------                                                      -------------
 SEE REVERSE                                                        SEE REVERSE
     SIDE          CONTINUED AND TO BE SIGNED ON REVERSE SIDE           SIDE
-------------                                                      -------------

                                                                    THIS IS YOUR PROXY.
                                                                YOUR VOTE IS IMPORTANT.



         Whether or not you plan to attend the Annual Meeting of Stockholders, you can be sure your shares are represented at the meeting by promptly returning your proxy in the enclosed envelope.











ISN29 F                               DETACH HERE
---------------------------------------------------------------------------------------

 ___  PLEASE MARK
| X | VOTES AS IN
|___| THIS EXAMPLE.

      THE BOARD OF DIRECTORS RECOMMENDS        2. In their discretion, the proxies are
      A VOTE FOR ALL NOMINEES LISTED IN           authorized to vote upon such other
      PROPOSAL 1 BELOW.                           business as may properly come before
                                                  the meeting or any adjournments
                                                  thereof.
      1. ELECTION OF A CLASS OF THREE
         DIRECTORS

         NOMINEES: James M. McConnell,
                   Dennis J. Moore
                   and John F. Smith

           FOR     ___     ___   WITHHELD                                    ___
           ALL    |   |   |   |  FROM ALL         MARK HERE FOR ADDRESS     |   |
         NOMINEES |___|   |___|  NOMINEES         CHANGE AND NOTE BELOW     |___|

       ___
      |   |
      |___| _______________________________
      For all nominees except vote withheld
      from the Nominee(s) set forth above


                                               Where there is more than one holder,
                                               each should sign.

                                               Where signing as an attorney,
                                               administrator, executor, guardian or
                                               trustee, please add your title as such.

                                               If executed by a corporation, the proxy
                                               should be signed by a duly authorized
                                               person, stating title or authority.


                                               PLEASE SIGN NAME EXACTLY AS SHOWN.


Signature:______________ Date:____________   Signature:______________ Date:____________


IS230 F                           DETACH HERE
--------------------------------------------------------------------------------

                                     PROXY

                              INSTRON CORPORATION

                  THIS VOTING INSTRUCTION CARD IS SOLICITED ON
                        BEHALF OF THE BOARD OF DIRECTORS


    The undersigned hereby instructs the VANGUARD FIDUCIARY TRUST COMPANY, as Trustee under the Instron Corporation Savings and Security Plan Trust (the "Plan") to vote (in person or by proxy) all shares of Common Stock of Instron Corporation for which the undersigned has voting rights under the Plan at the close of business on March 20, 1998, (the "Shares") at the Annual Meeting of Stockholders of Instron Corporation to be held at Boston EquiServe, 150 Royall Street, Canton, Massachusetts, on Wednesday, May 13, 1998, at 10:00 a.m. (local time), and at any adjournments or postponements thereof.

    WHEN THIS CARD IS PROPERLY EXECUTED, THE SHARES WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF THIS VOTING INSTRUCTION CARD IS PROPERLY EXECUTED AND NO CHOICE IS SPECIFIED BY THE UNDERSIGNED PARTICIPANT WITH RESPECT TO ANY MATTER, THE SHARES WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS WITH RESPECT TO SUCH MATTER. THE BOARD RECOMMENDS A VOTE "FOR" THE ELECTION OF THE THREE NOMINEES OF THE BOARD OF DIRECTORS LISTED IN PROPOSAL 1. A PARTICIPANT WISHING TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATION NEED ONLY SIGN AND DATE THIS PROXY ON THE REVERSE SIDE AND RETURN IT IN THE ENCLOSED ENVELOPE.

    The undersigned hereby acknowledges receipt of the Notice and Proxy Statement for the 1998 Annual Meeting of Stockholders and hereby revokes any proxy or proxies heretofore given.

-------------                                                      -------------
 SEE REVERSE                                                        SEE REVERSE
     SIDE          CONTINUED AND TO BE SIGNED ON REVERSE SIDE           SIDE
-------------                                                      -------------

                                                  THIS IS YOUR VOTING INSTRUCTION CARD.
                                                                YOUR VOTE IS IMPORTANT.

















IS230 F                               DETACH HERE
---------------------------------------------------------------------------------------

 ___  PLEASE MARK
| X | VOTES AS IN
|___| THIS EXAMPLE.

      THE BOARD OF DIRECTORS RECOMMENDS        2. In their discretion, the Trustee is
      A VOTE FOR ALL NOMINEES LISTED IN           authorized to vote (in person or by
      PROPOSAL 1 BELOW.                           proxy) upon such other business as
                                                  may properly come before the meeting
                                                  or any adjournments or postponements
      1. ELECTION OF A CLASS OF THREE             thereof.
         DIRECTORS

         NOMINEES: James M. McConnell,
                   Dennis J. Moore
                   and John F. Smith

           FOR     ___     ___   WITHHELD                                    ___
           ALL    |   |   |   |  FROM ALL         MARK HERE FOR ADDRESS     |   |
         NOMINEES |___|   |___|  NOMINEES         CHANGE AND NOTE BELOW     |___|

       ___
      |   |
      |___| _______________________________
      For all nominees except vote withheld
      from the Nominee(s) set forth above.



                                               PLEASE SIGN, DATE AND PROMPTLY MAIL YOUR
                                               VOTING INSTRUCTION CARD IN THE ENCLOSED
                                               ENVELOPE.

                                               PLEASE SIGN NAME EXACTLY AS SHOWN.


Signature:______________ Date:____________   Signature:______________ Date:____________
